EXHIBIT 24

                                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Robert B. Terry and Terry M. Campbell, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, as well as any related registration statement (or amendments thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICTED.


      Signature                      Title               Date


 /s/   ALBERT J. SHIVLEY           Chairman of Board     October 22, 1997
   Albert J. Shivley                 and Director

   /s/   H. D. CLEBERG
     H. D. Cleberg             Chief Executive Officer    October 22, 1997
                                     and Director
                            (Principal Executive Officer)

   /s/   OTIS H. MOLZ           Vice Chairman of Board   October 22, 1997
      Otis H. Molz                   and Director

/s/   LYMAN L. ADAMS, JR.              Director          October 22, 1997
  Lyman L. Adams, Jr.

/s/   RONALD J. AMUNDSON               Director          October 22 , 1997
   Ronald J. Amundson

/s/   BAXTER ANKERSTJERNE              Director          October 22, 1997
  Baxter Ankerstjerne

    /s/   JODY BEZNER                  Director          October 22, 1997
      Jody Bezner

 /s/   RICHARD L. DETTEN               Director          October 22, 1997
   Richard L. Detten

    /s/ STEVEN ERDMAN                  Director          October 22, 1997
     Steven Erdman

/s/   HARRY FEHRENBACHER               Director          October 22, 1997
   Harry Fehrenbacher

   /s/   WARREN GERDES                 Director          October 22, 1997
     Warren Gerdes

   /s/   BEN GRIFFITH                  Director          October 22, 1997
      Ben Griffith

   /s/   GAIL D. HALL                  Director          October 22, 1997
      Gail D. Hall

   /s/   BARRY JENSEN                  Director          October 22, 1997
      Barry Jensen

    /s/   RON JURGENS                  Director          October 22, 1997
      Ron Jurgens

/s/   WILLIAM F. KUHLMAN               Director          October 22, 1997
   William F. Kuhlman

   /s/   GREG PFENNING                 Director          October 22, 1997
     Greg Pfenning

   /s/   MONTE ROMOHR                  Director          October 22, 1997
      Monte Romohr

  /s/   JOE ROYSTER                    Director          October 22, 1997
      Joe Royster

  /s/   E. KENT STAMPER                Director          October 22, 1997
    E. Kent Stamper

   /s/   ELI F. VAUGHN                 Director          October 22, 1997
     Eli F. Vaughn

   /s/   FRANK WILSON                  Director          October 22, 1997
      Frank Wilson
